EXHIBIT 99.1


GTSI Reports Strong Third Quarter Financial Results
---------------------------------------------------

         NET INCOME UP 10%, QUARTER-END TOTAL BACKLOG AT $228.3 MILLION

            CLOSES ON A NEW AND EXPANDED $125 MILLION CREDIT FACILITY

CHANTILLY, VA. - October 28, 2003 - GTSI(R) Corp (Nasdaq: GTSI), a leading government technology solutions provider, today announced financial results for the three and nine-month periods ended September 30, 2003, and monthly sales (see attached tables).

"GTSI proved once again that we are the preferred provider of information technology solutions to the federal government. In September, a month that is key to our whole year's success, GTSI performed at the highest levels with bookings increasing over 13%, delivering a rock solid third quarter," said Dendy Young, Chairman and Chief Executive Officer of GTSI. "The ability for GTSI to continue at this pace appears to be strong, with the company booked backlog of $228.3 million at the end of September."

Q3 EARNINGS AND PROFIT GROWTH
-----------------------------

For the third quarter GTSI reported diluted earnings per share of $0.39. Net income rose to $3.5 million in the third quarter of 2003, representing a 10% increase over the net income of $3.1 million for the third quarter last year. Net income for the 2003 third quarter included interest income of $840,000 versus interest income of $1.3 million in the third quarter of 2002. Sales for the third quarter of 2003 were $273.1 million as compared to $276.8 million for the same period last year. The Company reported net income for the first nine months of 2003 of $2.9 million, or $0.31 per diluted share. Sales for the first nine months were $641.7 million.

Gross margin in the third quarter of 2003 increased to 10.1% of total sales from 8.1% of total sales. This increase is due primarily to the January 1, 2003 adoption of Emerging Issues Task Force ("EITF") Issue No. 02-16, "Accounting for Consideration Received from a Vendor by a Customer (Including a Reseller of the Vendor's Products)," which resulted in reclassifying in 2003 certain vendor funds as a reduction in cost of sales. In addition, the Company's underlying product margin showed a modest increase from the third quarter of 2002 to the third quarter of 2003.

GTSI MAPS OUT CUSTOMER CENTRIC REALIGNMENT
------------------------------------------

Mr. Young continued, "Our customer continues to undergo dramatic change. For the past two years we have seen more repositioning of the government than any time in our 20-year existence. To better serve the government, we are streamlining and realigning our sales and support teams to meet its changing needs."

Going forward, GTSI expects to continue to enhance its revenue by adding new vendors and solutions, as well as expanding its sales coverage. Additionally, the Company will selectively examine and evaluate acquisition candidates to augment its internal growth. Gaining higher margin business, pricing and purchasing smarter, and realizing operating efficiencies are expected to result in higher profit margins.

Recent examples of margin expansion have been seen in the growth of GTSI service offerings. During the quarter ended September 30, 2003, services generated $27.5 million in revenue a 39.6% increase of $7.8 million over the same period one year ago.

SEPTEMBER 2003 SALES
--------------------

Sales for September 2003 were $132.2 million, representing a 4.9% increase of average daily sales from September 2002 of $120.0 million. Month-end total backlog for September 2003 was $228.3 million or a 12.1% increase versus $203.6 million for the same period last year, while net bookings for September 2003 totaled $228.9 million as compared to $192.4 million for September 2002, a 13.3% increase (see attached table).

FINANCIAL POSITION
------------------

Tom Mutryn, GTSI's Senior Vice President and Chief Financial Officer, commented, "GTSI is in an enviable position of being debt free and having a healthy balance sheet. Our expenses for the quarter increased 3% to $22.6 million over expenses in the third quarter 2002, adjusted to remove the impact of vendor considerations for that period."

Last week GTSI closed on a new $125 million credit facility meeting GTSI's revolving line of credit and distribution financing needs.

Mutryn added, "We believe that the lender's commitment to the size of the credit facility confirms GTSI's solid financial condition and reflects the confidence that they have shown in our business models and prospects. Just as important, this credit facility gives GTSI the ability to meet its ongoing credit needs and to further its strategic goals and corporate development program in the coming years."

NEW ACCOUNTING PRONOUNCEMENT
----------------------------

For comparative purposes, if the Company had applied EITF No. 02-16 to the three-months ended September 30, 2002; gross margin would have increased from $22.4 million to $25.9 million for the third quarter 2002. Gross margin percentage would have increased from 8.1% to 9.3% for the quarter compared to 10.1% for the same period in 2003.

CONFERENCE CALL
---------------

An investor conference call to discuss third quarter results is scheduled for 11:00 a.m. Eastern Time October 28, 2003. Interested parties are invited to participate by calling 800-729-7758 or 706-643-1075. In addition, you may access the web cast on GTSI's Investor Relations page (www.gtsi.com/ir). To listen to the live call on the Internet, go to the web site at least 15 minutes early to register, download and install any necessary audio software. A replay will be available following the conclusion of the call until 6:00 pm EST, October 31, 2003. To access the replay, please dial 800-642-1687 or 706-645-9291.

ABOUT GTSI CORP.
----------------

GTSI Corp. is an information technology (IT) solutions leader, focusing exclusively on Federal, State, and Local government customers worldwide. For two decades, GTSI has served those customers by teaming with global IT leaders like Hewlett-Packard, Panasonic, Microsoft, Cisco, and Sun Microsystems. Offering a broad range of products and services, an extensive contract portfolio, and ISO 9001:2000 standard for quality management, GTSI uses its unique Technology Teams to deliver "best of breed" solutions that help government customers do their job more effectively. GTSI is headquartered in Northern Virginia, outside of Washington, D.C. Further information about the Company is available at GTSI.com/About.

Except for historical information, all of the statements, expectations, beliefs and assumptions contained in the foregoing are "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of risks and uncertainties. It is possible that the assumptions made by management -- including, but not limited to, those relating to revenue, margins, operating results and net income, and the effect of new contracts as well as new vendor relationships -- may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. In addition to the above factors, other important factors that could cause actual results to differ materially are those listed in the Company's most recent report on Form 10-K and included from time to time in other documents filed by the Company with the Securities and Exchange Commission.

GTSI and GTSI.com are registered trademarks of GTSI Corp. in the U.S. and other Countries. All trade names are the property of their respective owners.

GTSI CONTACT:
-------------
Paul Liberty
Director of Investor Relations
703.502.2540
PAUL.LIBERTY@GTSI.COM
---------------------

                                   ### ### ###

                                   GTSI Corp.
                 Unaudited Consolidated Statements of Operations
                      (in thousands, except per share data)

                                             Three Months
                                             September 30,            Change from 2002
                                           2003         2002        Actual      Percentage
                                         --------     --------     --------     ----------
Sales                                    $273,066     $276,846     $ (3,780)         (1.4)%
Cost of sales                             245,569      254,485       (8,916)         (3.5)%
                                         --------     --------     --------      --------
Gross margin                               27,497       22,361        5,136          23.0 %

Operating expenses                         22,640       18,414        4,226          22.9 %
                                         --------     --------     --------      --------
Income from operations                      4,857        3,947          910          23.1 %

Interest income, net                          840        1,288         (448)        (34.8)%
                                         --------     --------     --------      --------
Income before income taxes                  5,697        5,235          462           8.8 %

Income tax provision                        2,228        2,094          134           6.4 %
                                         --------     --------     --------      --------
Net income                               $  3,469     $  3,141     $    328          10.4 %
                                         ========     ========     ========      ========
Basic net income per share               $   0.42     $   0.38     $   0.04          10.5 %
                                         ========     ========     ========      ========
Diluted net income per share             $   0.39     $   0.32     $   0.07          21.9 %
                                         ========     ========     ========      ========
Weighted average shares outstanding:
Basic                                       8,238        8,316          (78)         (0.9)%
                                         ========     ========     ========      ========
Diluted                                     8,986        9,723         (737)         (7.6)%
                                         ========     ========     ========      ========

                                   GTSI Corp.
                 Unaudited Consolidated Statements of Operations
                      (in thousands, except per share data)

                                           Nine Months Ended
                                              September 30,           Change from 2002
                                           2003         2002        Actual      Percentage
                                         --------     --------     --------     ----------
Sales                                    $641,661     $654,581     $(12,920)         (2.0)%
Cost of sales                             575,333      602,600      (27,267)         (4.5)%
                                         --------     --------     --------      --------
Gross margin                               66,328       51,981       14,347          27.6 %

Operating expenses                         63,955       48,227       15,728          32.6 %
                                         --------     --------     --------      --------
Income from operations                      2,373        3,754       (1,381)        (36.8)%

Interest income, net                        2,317        3,669       (1,352)        (36.8)%
                                         --------     --------     --------      --------
Income before income taxes                  4,690        7,423       (2,733)        (36.8)%

Income tax provision                        1,834        2,969       (1,135)        (38.2)%
                                         --------     --------     --------      --------
Net income                               $  2,856     $  4,454     $ (1,598)        (35.9)%
                                         ========     ========     ========      ========

Basic net income per share               $   0.34     $   0.54     $  (0.20)        (37.0)%
                                         ========     ========     ========      ========
Diluted net income per share             $   0.31     $   0.46     $  (0.15)        (32.2)%
                                         ========     ========     ========      ========

Weighted average shares outstanding:
Basic                                       8,352        8,256           96           1.2 %
                                         ========     ========     ========      ========
Diluted                                     9,088        9,608         (520)         (5.4)%
                                         ========     ========     ========      ========

                                   GTSI Corp.
                 Unaudited Condensed Consolidated Balance Sheets
                                 (in thousands)

                                                                              Change from   % Change from
                                               September 30,   December 31,   December 31,   December 31,
                                                   2003            2002           2002           2002
                                               -------------   ------------   ------------  -------------
ASSETS
Current assets:
     Cash                                        $    109       $     32       $     77          240.6 %
     Accounts receivable                          178,435        139,472         38,963           27.9 %
     Merchandise inventory                         94,826         56,039         38,787           69.2 %
     Other current assets                          24,145         15,080          9,065           60.1 %
                                                 --------       --------       --------        -------
          Total current assets                    297,515        210,623         86,892           41.3 %
Property and equipment, net                        17,366         11,707          5,659           48.3 %
Other assets                                        3,375          2,588            787           30.4 %
                                                 --------       --------       --------        -------
TOTAL ASSETS                                     $318,256       $224,918         93,338           41.5 %
                                                 ========       ========       ========        =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Notes payable to banks                      $     --       $  7,539       $ (7,539)        (100.0)%
     Accounts payable                             219,466        122,433         97,033           79.3 %
     Accrued liabilities                           17,790         13,412          4,378           32.6 %
     Accrued warranties                             3,463          4,403           (940)         (21.3)%
                                                 --------       --------       --------        -------
          Total current liabilities               240,719        147,787         92,932           62.9 %
Other liabilities                                   1,761          1,640            121            7.4 %
                                                 --------       --------       --------        -------
          Total liabilities                       242,480        149,427         93,053           62.3 %
Stockholders' equity                               75,776         75,491            285            0.4 %
                                                 --------       --------       --------        -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $318,256       $224,918       $ 93,338           41.5 %
                                                 ========       ========       ========        =======

                                                                      GTSI Corp.
                                                                   Monthly Results
                                                                                                                   Year-over-
                                                                                                                      Year
                                               Year-over-Year     Month-End                                          Change
                                                   Change           Total         Year-over-        Monthly          Average
                     Business     Sale ($ in   Average Daily       Backlog           Year           Bookings         Daily
                   Days in Month   Millions)       Sales       ($ in Millions)      Change      ($ in Millions)      Bookings
                   ------------------------------------------------------------------------------------------------------------
January 2002           22          $ 46.8            --         $    72.2             --          $   42.4            --
February 2002          19            50.3            --              99.7             --              77.8            --
March 2002             20            79.6            --              93.5             --              73.4            --
April 2002             22            46.0            --             102.8             --              55.3            --
May 2002               22            61.4            --             115.3             --              73.9            --
June 2002              20            93.6            --             118.4             --              96.7            --
July 2002              22            74.2            --             121.9             --              77.7            --
August 2002            22            82.6            --             131.2             --              91.9            --
September 2002         20           120.0            --             203.6             --             192.4            --
October 2002           23           104.5            --             161.2             --              62.1            --
November 2002          19            94.0            --             106.6             --              39.4            --
December 2002          21            81.7            --              91.3             --              66.4            --
January 2003           22            53.5          14.3%             92.5           28.1%             54.7           29.0 %
February 2003          19            55.8          10.9%             85.1          (14.6)%            48.4          (37.8)%
March 2003             21            69.6         (16.7)%            72.2          (22.8)%            56.7          (26.4)%
April 2003             22            48.3           5.0%             89.8          (12.7)%            65.9           19.2 %
May 2003               20            60.4           8.2%             86.8          (24.7)%            57.4          (14.6)%
June 2003              21            81.0         (17.6)%           106.2          (10.3)%           100.4           (1.1)%
July 2003              22            75.5           1.8%            116.5           (4.4)%            85.8           10.4 %
August 2003            21            65.4         (17.1)%           131.6            0.3%             80.5           (8.2)%
September 2003         21           132.2           4.9%            228.3           12.1%            228.9           13.3 %
